SWDocID067452.00119/11201783v1

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[X]      Soliciting Material Pursuant to ss.240.14a-12

                           FIRST COLONIAL GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]      Fee paid previously with preliminary materials:

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
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     The following is a press release  issued by First Colonial  Group,  Inc. on
April 17, 2003.


                    First Colonial Group net income increases
                          during first quarter of 2003

NAZARETH, Pa. -- First Colonial Group, Inc., the parent company of Nazareth National Bank, reported net income of $932,000 for the first quarter ended March 31, 2003, compared to net income of $811,000 for the same quarter of 2002, an increase of 14.9 percent. The $932,000 net income was a first-quarter record for the company.

         Basic net income per share in the first quarter of 2003 was $0.43; diluted net income per share was $0.41. Basic and diluted net income per share for the first quarter of 2002 was $0.37. (Per share data have been restated to reflect the 5 percent stock dividend of June 2002.)

          "We continue to see steady activity in our consumer, business, and trust and wealth management product lines," said Scott V. Fainor, president and chief executive officer. "Despite a slow-growth economy, low interest rates have continued to spur home mortgages, refinancing, and home equity products, all which have contributed to earnings. At the same time, families and businesses are seeking safe places for their money, given the volatility of the stock market. Our focus on community banking and excellent customer service has allowed us to capture a fair share of this business."

         Balance sheet benchmarks also saw growth. The company's assets rose to $620,718,000 as of March 31, 2003 and deposits increased to $483,377,000 on March 31, 2003.

         The first quarter of 2003 featured the landmark announcement that First Colonial Group had agreed to merge with Keystone Savings Bank in 2003 to form the region's largest locally owned and managed financial institution under a newly created bank holding company, KNBT Bancorp, Inc. The resulting community bank is expected to have 36 branches, more than 100,000 customers and assets near $1.6 billion when the transaction is complete, which is anticipated to occur by the end of 2003.

         As part of the announcement, both companies affirmed that their previously unveiled expansion plans would continue unabated. Nazareth National Bank embarked on its plan in the first quarter of 2003, breaking ground on its 18th branch, near the highly trafficked Route 248 and Route 33 exchange. And on March 28, the bank unveiled plans to open the first new bank branch in downtown Allentown in 30 years -- a 5,700-square-foot location in The Plaza at PPL Center, 9th and Hamilton.

         "The growth during the first quarter of 2003 and all of 2002 has enabled us to move forward as planned with our current and impending expansion," Fainor said. "The addition of new community branches will give us a stronger regional presence, especially in Lehigh County, and will offer greater coverage of our market area when combined with the Keystone locations."

About First Colonial Group

First Colonial Group, Inc. (NASDAQ: FTCG) with assets more than $620 million as of March 31, 2003, operates a one-bank subsidiary, Nazareth National Bank. The Bank provides a wide variety of retail, wholesale and trust & wealth management services to individuals, businesses and institutions. Operating 17 branches in the counties of Northampton, Lehigh and Monroe the company is headquartered in Nazareth, Pa., and has been in continuous operation since June 25, 1897.

The proposed merger with Keystone Savings Bank will be submitted to First Colonial Group's shareholders for their consideration. KNBT Bancorp and First Colonial Group will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transactions with the SEC. SHAREHOLDERS OF FIRST COLONIAL GROUP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE ANDANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of First Colonial Group will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about KNBT Bancorp, Keystone Savings Bank and First Colonial Group, at the SEC's Internet site (http://www.sec.gov) after such documents are filed. Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721).

First Colonial Group and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial Group in connection with the merger. Information about the directors and executive officers of First Colonial Group and their ownership of First Colonial Group common stock is set forth in First Colonial Group's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.

"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995 The information contained in the Press Release and other financial reports may contain forward looking statements (such as defined in the Securities Exchange Act of 1934 and the regulations thereof), including without limitation, the discussion of the planned merger with Keystone Savings Bank, statements as to the future loan and deposit volumes, future expansion plans, allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial conditions or the results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties, and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the risk that the transactions contemplated by the agreement and plan of merger with Keystone Savings Bank may not be completed, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and state government regulation, competition, changes in accounting standards and policies, results of litigation, and other risks. These and other risks, uncertainties and other factors are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Report on form 10-Q and other filings with the Securities and Exchange Commission, copies of which may be obtained from the Company upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.



                                      # # #



                                                         FIRST COLONIAL GROUP, INC.
                                                         CONSOLIDATED BALANCE SHEET
                                                            (Dollars in Thousands)
                                                                 (Unaudited)

                                                                           March 31,            December 31,         March 31,
                                                                              2003                  2002                2002
                                                                       --------------------  ------------------- -------------------
ASSETS:
Total Cash and Cash Equivalents                                                    $20,698              $22,741             $17,606
Interest-Bearing Deposits with Banks                                                10,547                5,002              19,401
Investment Securities Held-to-Maturity
  (Fair Value: Mar. 31, 2003 - $69.831; Dec. 31, 2002 -
                          $30,791; Mar. 31, 2002 - $34,581)                         69,461               30,297              34,452
Securities Available-for-Sale at Fair Value                                        254,930              283,481             167,669
Mortgage Loans Held-for-Sale                                                           848                1,263               4,436
Total Loans                                                                        252,624              255,844             231,173
  Less: Allowance for Possible Loan Losses                                          (3,112)              (3,084)             (2,350)
                                                                       --------------------  ------------------- -------------------
    Net Loans                                                                      249,512              252,760             228,823
Premises and Equipment, Net                                                          6,399                6,375               6,339
Accrued Interest Income                                                              2,914                3,142               2,996
Other Real Estate Owned                                                                180                    -                  74
Other Assets                                                                         5,229                6,531               6,892
                                                                       --------------------  ------------------- -------------------

    TOTAL ASSETS                                                                  $620,718             $611,592            $488,688
                                                                       ====================  =================== ===================

LIABILITIES:
Deposits
  Non-Interest-Bearing Deposits                                                    $69,115              $64,150             $57,023
  Interest-Bearing Deposits                                                        414,262              408,648             343,152
                                                                       --------------------  ------------------- -------------------

    Total Deposits                                                                 483,377              472,798             400,175

Securities Sold Under Agreements to Repurchase                                       8,774                8,801              11,779
Long-Term Debt                                                                      67,039               67,921              34,892
Guaranteed Preferred Beneficial Interests in
   Company's Subordinated Debentures                                                15,000               15,000                   -
Accrued Interest Payable                                                             3,167                3,129               3,868
Other Liabilities                                                                    2,873                3,629               2,891
                                                                       --------------------  ------------------- -------------------

    TOTAL LIABILITIES                                                              580,230              571,278             453,605
                                                                       --------------------  ------------------- -------------------

SHAREHOLDERS' EQUITY
Preferred Stock, Par Value $5.00                                                         -                    -                   -
  Authorized: 500,000 Shares, None Issued
Common Stock, Par Value $5.00                                                       11,199               11,090              10,524
  Authorized: 10,000,000 Shares
  Issued: 2,239,861 Shares at Mar. 31, 2003; 2,217,971 Shares
                 at Dec. 31, 2002; 2,100,060 Shares at Mar. 31, 2002
Additional Paid-In Capital                                                          21,154               20,786              18,588
Retained Earnings                                                                    8,950                8,430               9,004
Less Treasury Stock at Cost: none at Mar. 31, 2003 and
    Dec. 31, 2002; and, 4,777 shares at Mar. 31, 2002                                    -                    -                (120)
Deferred Stock Compensation: none at Mar. 31, 2003; and,                                 -                 (220)               (220)
    10,000 shares at Dec. 31, 2002 and Mar. 31, 2002
Employee Stock Ownership Plan Debt                                                  (1,093)              (1,093)             (1,235)
Accumulated Other Comprehensive (Loss) Income                                          278                1,321              (1,458)
                                                                       --------------------  ------------------- -------------------

    TOTAL SHAREHOLDERS' EQUITY                                                      40,488               40,314              35,083
                                                                       --------------------  ------------------- -------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        $620,718             $611,592            $488,688
                                                                       ====================  =================== ===================


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


                                                        FIRST COLONIAL GROUP, INC.
                                                     CONSOLIDATED STATEMENT OF INCOME
                                                          (Dollars in Thousands)
                                                               (Uunaudited)

                                                                                        Three Months Ended
                                                                            Mar. 31,                          Mar. 31,
                                                                              2003                              2002
                                                                          --------------                   ---------------
INTEREST INCOME:
Interest and Fees on Loans                                                       $4,176                            $4,264
Interest on Investment Securities
      Taxable                                                                     2,758                             2,368
      Tax-Exempt                                                                    610                               438
Interest on Deposits With Banks and Fed Funds Sold                                   35                                40
                                                                          --------------                   ---------------
        Total Interest Income                                                     7,579                             7,110
                                                                          --------------                   ---------------


INTEREST EXPENSE:
      Interest on Deposits                                                        2,139                             2,479
      Interest on Short-Term Debt                                                    27                                58
      Interest on Long-Term Debt                                                    730                               498
      Interest on Trust-Preferred Securities                                        181                                 -
                                                                          --------------                   ---------------
        Total Interest Expense                                                    3,077                             3,035
                                                                          --------------                   ---------------


NET INTEREST INCOME                                                               4,502                             4,075
      Provision for Possible Loan Losses                                            200                               400
                                                                          --------------                   ---------------

          Net Interest Income After Provision
          For Possible Loan Losses                                                4,302                             3,675
                                                                          --------------                   ---------------

OTHER INCOME:
      Trust Revenue                                                                 285                               284
      Service Charges on Deposit Accounts                                           619                               599
      Investment Securities Gains, Net                                              765                               369
      Gain on Sale of Mortgage Loans                                                417                                76
      Other Operating Income                                                        180                               229
                                                                          --------------                   ---------------
        Total Other Income                                                        2,266                             1,557

                                                                          -------------                     -------------
OTHER EXPENSES:
      Salaries and Employee Benefits                                              2,576                             2,047
      Net Occupancy and Equipment Expense                                           643                               666
      Impairment of Mortgage Servicing Rights                                       637                                 -
      Other Operating Expenses                                                    1,645                             1,565
                                                                          --------------                   ---------------

        Total Other Expenses                                                      5,501                             4,278
                                                                          --------------                   ---------------
Income Before Income Taxes                                                        1,067                               954
Applicable Income Taxes                                                             135                               143
                                                                          --------------                   ---------------

NET INCOME                                                                         $932                              $811
                                                                          ==============                   ===============

PER SHARE DATA *
      Basic  Net Income                                                            0.43                              0.37
      Diluted Net Income                                                           0.41                              0.37
      Cash Dividends                                                               0.19                              0.18

* Per share data has been restated to reflect the 5% stock dividend of June
2002.

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